9 April 2007

Edward Myles
Senior Vice President of Finance & CFO
Pressure BioSciences, Inc.
321 Manley Street
West Bridgewater, MA 02379

Dear Ted,

As discussed, Pressure BioSciences would like to continue to sublease space from Proteome Systems at 6 Gill Street, Suite H Woburn, MA 01801. Details to what will be provided to PBI under this sublease and the requirements PBI will adhere to during this sublease are provided.

Before agreeing to your request we require the approval of our lessor, Cummings Property LLC. On February 20, 2007 we formally requested the right to continue to sublease space to Pressure BioSciences, Inc.

Laboratory Space

Proteome Systems will provide laboratory space in the lab located in the center of the building. The center lab's contains the following:

- 2 exhaust hoods.
- 60 linear feet of lab bench space. Defined as 1 center lab bench with 13 linear feet per side, 13 linear foot bench located along the inside wall, 8 linear foot bench along the outside wall bordered by one exhaust hood, and 13 linear foot bench located along back corner bordered by the laboratory sink.
- 2 laboratory sinks.
- Closed cabinet, drawer and shelf storage.
- 2 laboratory storage freezers
- In the event of an emergency this lab contains the following:
    1. Eyewash station
    2. Fire extinguisher
    3. Spill control kit
    4. Fire blanket

Lab Support

Since PSI and PBI will coexist at 6 Gill Street, PSI will provide the following to support to PBI:

- PSI will allow PBI access to the facility's deionized water system.
- Access will be provided to existing PSI general use laboratory equipment such as:
    - Centrifuges
    - Imaging equipment
    - Shakers
    - Balances
    - General use glassware
    - Stirrers

- Autoclave
- Proteomic equipment

- Note: PSI will have priority use of all PSI laboratory equipment in the event of a use conflict. PSI will provide maintenance as required on general use laboratory equipment..PSI will provide PBI with refrigerator space as defined
- PSI will provide PBI with freezer space as defined
  Note: PBI is responsible to remove and properly dispose of all PBI items stored in the refrigerator and freezer prior to vacating the premise.
  PSI will provide laboratory waste removal services for waste generated by PBI. PSI will invoice PBI separately for expenses incurred by PSI for PBI laboratory waste. PSI and PBI will jointly coordinate the arrangements for laboratory waste removal services. PBI will be responsible to dispose of their generated waste in PSI defined laboratory waste disposal area.
  PSI's laboratory policies require the wearing of laboratory coats and safety glasses in the laboratory.
  PSI will provide PBI access to proper chemical storage in approved flammable and acid cabinets as required.
  Note: PBI is responsible to remove and properly dispose of all items stored in the flammable and acid cabinets prior to vacating the premise.

Laboratory practices

- PBI will adhere to good laboratory practices and maintain the laboratory in a clean orderly fashion.
- PBI will follow all PSI equipment operating and safety procedures and notify PSI in the event of PSI equipment malfunction.
- PBI may install and operate its own equipment within their designated space
- PBI will label all PBI experiments, chemicals and reagents and store them either on their designated laboratory bench or in the assigned storage cabinet/cold storage.
- PSI will allow PBI to conduct laboratory work in the general nature. PSI requires notification of any specialized or hazardous laboratory work to be conducted and retains the right to review and approve such laboratory work in advance.
  - If any proposed specialized or hazardous laboratory work approved by PSI, such as work with radioactive materials, requires incremental materials or assets, such as for shielding or waste storage, or additional, incremental, inspections, permits or licenses beyond those currently in place at PSI, PBI will reimburse PSI for all such incremental costs.
- PBI will provide PSI with a listing of all chemicals, reagents and such used. PSI will require PBI to maintain a book of all Material Safety Data Sheets, MSDS, for all chemical, reagents and the like used by PBI at 6 Gill Street.
  PBI employees will adhere to all PSI safety practices and attend training as required by PSI.
  PBI will provide a list of chemicals exhausted though the exhaust hood to PSI and inform PSI of any releases that exceed permitted limits.
- PBI will reimburse PSI for any and all expenses incurred by PSI for PBI chemical spills or situations requiring outside assistance to sanitize areas of PBI activities.

Office Space

PSI will provide offices with desks, telephone handsets, and network access for up to 8 permanent PBI employees and provide office space for up to 2 additional employees or guests of PBI for use on an occasional basis.

Office/Business Support

While coexisting at 6 Gill Street, PSI will support PBI's office and business needs.

- PSI will provide access PBI to all common areas such as: cafeteria, restrooms, and loading dock.
- PSI allows the use of its DHL and UPS account to PBI for the shipment of its goods.
- PSI will invoice PBI on regular basis for all goods shipped on PSI's account.
- PSI will assist in the shipment and receipt of PBI materials in the absence of PBI employees.
- PSI will provide for document disposal services.
- PSI provides for office and building cleaning on a biweekly basis and provides for general waste removal.
- PSI will allow PBI employees to use the general office copier.
- PSI will provide PBI will provide telephone service. PSI will review the monthly phone bill and invoice PBI for the cost associated with long distance calls initiated by PBI employees.
- PSI will provide access to computer equipment office for PBI's remote server
- PSI will provide access to its network printers; PBI will keep a log of its use of PSI's color printer and HP Plotter and will reimburse PSI for direct ink and plotter paper usage.
- PBI will purchase its own office supplies, laboratory reagents, accessories and consumables.
- PSI will allow the use of its conference room by PBI for business functions. PBI will provide adequate notice with PSI Office Manager for conference room use. In the event of a conflict PSI will have priority use of this space.
- PSI will direct and route telephone calls for PBI employees.
- PSI will receive and distribute mail for PBI employees. PSI will maintain mailboxes for all PBI employees.
- PSI will provide staff amenities for PBI employees such as bottled water, coffee, tea, etc.

Office/Business Practices

- PSI agrees to provide a reasonably clean, and safe work environment for PBI employees.
- PBI employees will require PBI guests to sign the guest log located in the front lobby.
- PBI employees agree to adhere to Cummings Property rules and regulations.
- PBI employees sign for issued keys to access 6 Gill Street and to the expiration of this agreement PBI employees will return issued keys to PSI.
- PBI employees agree to ensure that lights are turned off and the building is locked prior leaving the building when they are last person to leave.

Intellectual Property

Proteome Systems, Inc. and Pressure BioSciences, Inc. are not currently involved in a collaborative project. In the event that the parties involve themselves in collaboration the intellectual property section of the collaboration agreement will apply.

Sublease Terms

- Term of this agreement: 1 January 2007 to 31 August 2007. PBI can continue to sublease space on a month-to-month basis for 5 additional months. PBI will provide PSI 30 days notice of their intention for a monthly extension
- PSI retains the right to cancel this sublease agreement at anytime and will provide PBI 30 days notice if such event was to occur
- Cost per month to occupy lab/office space and receive lab/office/business support at 6 Gill is: $3,200.00 per month, plus any reimbursements as detailed above for the month.
- PSI will invoice PBI on the 1st of each month for the anticipated period of occupancy for up coming month.
- PBI is a tenant-at-will for the term of this proposal.

SUBLEASE SUMMARY

PSI will provide PBI the following space:

Office space with desks and data access	357 ft^2
Laboratory space as described above	469 ft^2
Demo and equipment workshop space	232 ft^2
Warehouse space	200 ft^2
Cold storage space	20 ft^2
Common space allocation	289 ft^2
Total space subleased	1,587 ft^2

PSI will provide the following services:

Telephone services
Secure computer room with network access
Network printers
Office, lab cleaning and general waste disposal
Laboratory equipment
DI water
Loading dock – with handling equipment
Front office support
Equipped cafeteria with amenities
Freezer and refrigerator space
Chemical storage

Thank you for considering this proposal. If the above meets with your approval, please sign and return one copy of this document to me.

Sincerely,

Agreed For Proteome Systems, Inc.:	Agreed For Pressure BioSciences, Inc.:
[signature]	[signature]
Timothy Fisher	Name: Edward Myles
Director of Finance and Administration	Title: SVP Finance & CFO
Date: April 11, 2007	Date: April 9, 2007